UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 10, 2010

KAT GOLD HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-53450	38-3759675

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1149 Topsail Rd., Mount Pearl, Newfoundland, A1N 5G2, Canada

(Address of principal executive offices, including zip code)

(709) 368-9223

(Registrant’s telephone number, including area code)

BELLA VIAGGIO, INC.

(Former name or former address, if changed since last report.)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This Current Report contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, demand and acceptance of services, changes in governmental policies and regulations, economic conditions, the impact of competition and pricing, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission (the “SEC”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

As described below under “Item 5.06. . . Description of Business,” the Company issued 65,000,000 shares of its common stock, par value $0.001 per share (the “Common Stock”) to Kat Exploration, Inc. (“KATX”) as a partial payment of the aggregate purchase price of 161,000,000 shares of Common Stock (the “Handcamp Shares”) for its acquisition (the “Acquisition”) of “Handcamp,” a gold property located in the Province of Newfoundland and Labrador, Canada, and agreed to issue the remaining 96,000,000 Handcamp Shares to KATX as soon as reasonably practical thereafter. The 96,000,000 Handcamp Shares were issued on September 14, 2010. None of such Handcamp Shares was registered under the Securities Act. The foregoing description of the issuance of unregistered equity securities in connection with the Acquisition does not purport to be complete and is qualified in its entirety by reference to Item 5.06 below above and to the complete text of the agreement providing for the Acquisition filed as Exhibit 2.1 to the Current Report on Form 8-K on June 4, 2010.

ITEM 5.01	CHANGE IN CONTROL OF REGISTRANT

In connection with the Acquisition, Joshua G. Sisk resigned as the secretary and a member of the board of directors of the Company (the “Board”) of the Company. Ronald A. Davis, a director of the Company as well as its former President, Chief Financial Officer and Treasurer, resigned from all his positions with the Company with the exception that he remained a member of the Board subsequent to the closing of the Acquisition. In connection with the closing of the Acquisition, the Purchaser was appointed as the Company’s President, Chief Executive Officer and Chief Financial Officer, as well as to the Board. On September 10, 2010, W. Les Thistle was appointed the Chairman of the Board and Timothy Stead, J. Wayne Pickett and John D. Zwicker were appointed to the Board. On September 10, 2010, Mr. Davis resigned from the Board.

Directors and Executive Officers, Promoters and Control Persons

To the best of the Company’s knowledge, except as set forth below, the incoming directors have not been involved in any transactions with the Company or any of its directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC. The names of the Company’s officers and directors as of the date hereof, as well as certain information about them, are set forth below:

Name	Age	Position(s)

W. Les Thistle	42	Chairman of the Board of Directors
Kenneth Stead	55	President, CEO, CFO and Director
Timothy R. Stead	42	Vice President of Field Operations and Director
J. Wayne Pickett	56	Senior Vice President of Capital Projects and Director
John D. Zwicker	66	Investor Relations Officer and Director

Kenneth Stead. Mr. Stead is a co-founder of KATX, the Company’s controlling shareholder, and has been its president since its incorporation in December of 2005. Mr. Stead worked directly in the mining industry from the early to late 70’s, where he first started with the Iron Ore Company of Canada and worked for Noranda at its Nanasivik mine in Stratacona Sound, northern Baffin Island. In the early 1980’s, Mr. Stead worked in the oil fields of Alberta, afterwards returning to Newfoundland where he set up his own construction company from 1985 to 1995. In 1997, Mr. Stead became a co-founder of Cornerstone Resources Inc., a junior mining company now trading on the TSX-V (CGP) until he resigned in 2004.

J. Wayne Pickett. Mr. Pickett received his Master of Science, Earth Science (Geology) from Memorial University of Newfoundland in 1989. He is a Registered Professional Geoscientist being a member of the Professional Engineers and Geoscientists of Newfoundland and Labrador and the Association of Professional Engineers and Geoscientists of British Columbia. He has a broad range of geological experience having worked for more than 30 years exploring for gold, silver, base metals and uranium throughout Canada and to a lesser extent elsewhere in the world including Mexico, Peru, Colombia and Ghana. He was part of the geology teams that discovered the Collins Bay “B” Zone Uranium Deposit in northern Saskatchewan for Gulf Minerals and the Bobby’s Pond VMS Deposit for Inco in Newfoundland. While serving in a management role with Crosshair Exploration, its main breccia-hosted uranium deposit in Labrador was expanded significantly and new deposits were discovered.

Timothy R. Stead. Mr. Stead is a co-founder of KATX, and has been its vice president of field operations since inception. Mr. Stead completed a prospector’s training course in 2000, a time when working in the field for Cornerstone Resources Inc. He has years of experience in working with sediment-hosted copper on the eastern portion of the province of Newfoundland. Mr. Stead has acquired experience and knowledge of massive sulfide deposits as well as gold, and is presently overseeing a work program on one of KATX’s gold properties.

W. Les Thistle. Mr. Thistle was appointed legal counsel and a director of KATX on February 19th 2010. Mr. Thistle graduated from Memorial University of Newfoundland in 1991 with a Bachelor of Commerce degree (concentration in finance), from Osgoode Hall Law School in Toronto in 1994 with a Bachelor of Laws degree (concentration in corporate and tax law) and was admitted to the Bar of the Law Society of Newfoundland and Labrador in 1995. After finishing law school, Mr. Thistle practiced at 2 law firms in the St. John’s area of the Province of Newfoundland and Labrador, Canada, before starting his own firm. In 1996 Mr. Thistle founded W. Les Thistle Law Office, a general practice law firm located in the City of Mount Pearl, in the Province of Newfoundland and Labrador, Canada. The law firm serves corporate and individual clients throughout Canada. Mr. Thistle is the senior lawyer at the firm. His primary areas of practice are corporate law, contract law, real estate and personal injury. Mr. Thistle has litigated matters in all levels of court in the Province of Newfoundland and Labrador including the Court of Appeal of the Supreme Court.

John D. Zwicker. Mr. Zwicker held a long-term position as director of Public Works for a large municipality in Nova Scotia, where his responsibilities included in this position was the oversight of large construction contracts, along with managing large budgets and a work force necessary to maintain the department. He also has entrepreneurial business and management experience in the private sector. For a number of years; he has volunteered his time to organize large events.

Kenneth Gair. Mr. Gair received his Business Administration from Seneca College in Toronto, Ontario. He has worked over the last 30 years in various financial positions. Mr. Gair had worked directly in the accounting department for a period of 7 years for “Cornerstone Resources,” a Junior Mining Company operating out of Newfoundland, Canada. He has run his own accounting firm in the province of Newfoundland and Labrador for the last 4 years, and is pleased to now take a position with the Company.

Involvement in Certain Legal Proceedings. Except as set forth herein, to the best knowledge of the Company, no officer, director or 5% or greater shareholder of the Company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding; (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy of for the two years prior thereto.

Board Committees

The Board has no separate committees; however, it intends to implement an Audit Committee in the future. The Board acts as the Compensation Committee. The Company is not a “listed company” under SEC rules and is, therefore, not required to have a Compensation Committee comprised of independent directors.

Director Independence
The Board does not believe that any of the members of the Board qualifies as independent under the rules of any of the national securities exchanges.

Legal Proceedings

To the Company’s knowledge, no director, officer or affiliate of the Company, and no owner of record or beneficial owner of more than five percent (5%) of the securities of the Company, or any associate of any such director, officer or security holder is a party adverse to the Company or has a material interest adverse to the Company in reference to pending litigation.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The information contained in Item 5.01 above is incorporated by reference herein in its entirety.

To the best of the Company’s knowledge, except as set forth below, the incoming directors are not currently directors, do not hold any position with the Company and have not been involved in any transactions with the Company or any of its directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC. To the best of the Company’s knowledge, the designees have not been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, have not been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS

As a result of the consummation of the Acquisition described in this Current Report on Form 8-K, the Company believes that it is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. Accordingly, the Company has included in this Current Report on Form 8-K the information that would be required if the Company were filing a general form for registration of securities on Form 10 as a smaller reporting company.

Description of Business

Company Background

Bella Viaggio, Inc. (“BVIG”) is a development stage company incorporated in the State of Nevada on June 6, 2007. On April 28, 2010, Kenneth Stead, an individual (the “Purchaser”) acquired 2,043,333 shares of common stock of BVIG, par value $0.001 per share (the “Common Stock”), from Ronald A. Davis and Ronald G. Brigham for an aggregate purchase price of $275,272. Simultaneously therewith, the Purchaser purchased an additional 220,667 shares of Common Stock from eleven other shareholders of BVIG. Consequently, the Purchaser paid an aggregate purchase price of $305,000 for the 2,264,000 shares of Common Stock, which constituted approximately 85.6% of all the shares of Common Stock then issued and outstanding. The foregoing share acquisition resulted in a change in control of BVIG.

On June 4, 2010, pursuant to a purchase agreement (the “Agreement”) dated as of May 28, 2010 by and between BVIG and Kat Exploration Inc., a company organized under the laws of Nevada (the “KATX”), BVIG acquired (the “Acquisition”) 100% of “Handcamp,” a gold property located in the Province of Newfoundland and Labrador, Canada (the “Property”) from KATX in exchange for 161,000,000 (the “Handcamp Shares”) shares of its Common Stock. BVIG issued 65,000,000 Handcamp Shares to KATX on June 4, 2010; the remaining 96,000,000 Handcamp Shares were issued on September 14, 2010.

Following the Acquisition, BVIG changed its business model to that of a mineral acquisition, exploration and development company focused primarily on gold properties. On August 26, 2010 BVIG’s name was changed to Kat Gold Holdings Corp. (the “Company”). As of the date of this Current Report on Form 8-K, the Company has not generated any revenues but has incurred expenses related to the drilling and exploration of the Handcamp gold property.

The Common Stock is quoted for trading on the OTC Bulletin Board. Despite the recent change in the Company’s name, the Common Stock remains quoted under the symbol BVIG. The Company’s principal executive offices are located at 1149 Topsail Road, in the City of Mount Pearl, in the Province of Newfoundland and Labrador, Canada, A1N 5G2. Its telephone number is (709) 368-9223. The Company has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since its inception, the Company has not, other than as described below, made any significant purchases or sales of assets, nor has it been involved in any mergers, acquisitions or consolidations and the Company has no subsidiaries. The Company’s fiscal year end is December 31.

Overview
The Company has no material income and/or assets (other than the Property discussed below) and has cumulative losses from its inception through June 30, 2010 of approximately $113,000,000. The Company is a natural resources exploration stage company, formed for the purpose of exploring and discovering mineral properties. The Company is currently focused on the mining and resources sector and intends to attempt, subject to, among other factors, its ability to obtain substantial financing, to continue to increase its holdings of gold and other precious metals. The principal objective of the Company is to attempt to locate, mine for and sell mineral properties.

The Property
On June 4, 2010, the Company acquired 100% of “Handcamp,” a gold property (the “Property”). The Property is located approximately 20 miles north of Badger, central Newfoundland and 6 miles northeast of an abandoned copper mine. Abandoned logging roads run through the Property, which the Company believes will allow for accessibility and mobility of heavy equipment. One 50-yard wide mineralized zone lies within a strata-bound (rock layers) structurally complex zone which lies near a major east-directed thrust within the Roberts Arm Group (volcanic rocks) and is reflected in folding, shearing (fracturing) and mylonite (fine-grained, compact rock) development. Superimposed on the volcanogenic sulfide mineralization is epigenetic (formed after the rocks were laid down) disseminated gold mineralization. The Company believes that the optimal sulfide mineralization is associated with sericite schist (rocks formed under high temperature and pressure) with veinlets and dissemination (finely spread minerals) having been traced over a strike length of almost a mile.

1700 soil samples were collected by representatives of the Company along the grid, which were assayed for gold and base metals indicating what management of the Company believes to be promising results. Rock samples were collected over the prospected areas with numerous samples showing significant mineral content with some gold numbers reaching a high of 158 grams per ton gold, 94 grams per ton and gold, 82 grams per ton gold, along with excellent zinc, copper and silver numbers (massive to semi-massive sulfides). A chip sample was cut over the main Property’s gold deposit that shows an average of 7.1 grams per ton gold over 27feet.

Business Strategy
The Company intends to build its business through the exploration and development of the existing Handcamp gold property; the acquisition, exploration, staking and development of future gold properties and the acquisition of producing gold properties. The Company’s strategy is to diversify its revenue sources by combining the secure and reliable revenue source of producing gold properties with the potential of gold exploration projects. The Company plans to explore and stake new gold properties, acquire development stage gold exploration properties, carry out exploration programs on the acquired properties, and develop any viable gold producing properties it discovers, acquires and is able to pursue, assuming that it is able to raise the requisite financing for such activities. While its head office and the Handcamp gold property are both located in the Province of Newfoundland and Labrador, the Company has not limited itself graphically with respect to future properties. The Company is committed to examining all promising and viable properties that come to its attention with a particular interest in North American properties.

The Company’s search for producing gold properties has been directed towards small and medium-sized gold companies and properties. For its initial acquisitions, if any, the Company is seeking lower risk property interests. In building its portfolio of gold properties, the Company intends, subject to obtaining the requisite financing, to explore and stake new gold properties, acquire active gold producing properties as well as development stage gold properties. As the Company continues to develop its portfolio of interests, it will search for properties that have the following qualities:

•	at least developmental drilling exploration potential in proven producing areas and highly promising areas;

•	significant additional production capacity in existing gold producing properties;

•	further developmental potential; and

•	those where the Company will have the ability to assume operatorship of existing gold producing properties.

Seasonal Access
The exploration for and development of gold properties depends on access to areas where exploration and operations are to be conducted. Seasonal weather variations, including frost and snow, affect access in certain areas. Accordingly, seasonal variations in weather patterns affect the ability to explore and access certain properties during certain times of the year.

Markets
The Company is currently in the exploration stage and has not generated revenues. The Company is not producing gold, nor does it have any customers. The availability of a ready market and the prices obtained for gold produced depend on many factors, including the extent of domestic production and imports of gold, the proximity and capacity of other gold properties, fluctuating demand for gold, the marketing of competitive metals, and the effects of governmental regulation on production and sales.

Sales and Marketing
Management believes that its customers consist essentially of other mining companies looking for properties to include in their mining and production programs. Management believes that its relationship with certain of the potential customers will assist the Company in implementing its business plan. The price of each property is determined by the anticipated amount and value of minerals it contains. If management is able to acquire a pool of gold assets, management expects that it would attempt to sell them to a major mining company that would then bring the property into production.

Competition
The strength of commodity prices has resulted in significantly increased industry operating cash flows and has led to increased exploration activity. This strength has increased competition for undeveloped lands, skilled personnel. access to drilling equipment and other equipment, and access to processing and gathering facilities, all of which may cause drilling and operating costs to increase. Virtually all of the Company’s competitors are larger than it is and have substantially greater financial and marketing resources. In addition, virtually all of the Company’s competitors may be able to secure products and services from vendors on more favorable terms.

Government Regulation
The Company’s operations will be subject to various types of regulation at the Canadian and United States federal, state, provincial and local levels. Such regulation includes: (i)requiring permits for drilling; (ii) implementing environmental impact practices; (iii) submitting notification and receiving permits relating to the presence, use and release of certain materials incidental to exploration and production operations, and (iv) regulating the location of exploration, the method of exploration, the use, transportation, storage and disposal of fluids and materials used in connection with exploration and production activities, surface usage and the restoration of properties upon which exploration and production occur and the transporting of production.

The Company’s operations, if any, will also be subject to various conservation matters, including the regulation of the location, size and production rate of gold properties. The effect of these regulations may limit the rate at which gold may be extracted from certain properties and the areas which the Company may access at one time.

Operations on properties in which the Company has or may acquire an interest are subject to extensive Canadian and United States federal, provincial, state and local environmental laws that regulate the discharge or disposal of materials or substances into the environment, restoration of properties and otherwise are intended to protect the environment. Numerous governmental agencies issue rules and regulations to implement and enforce such laws, which are often difficult and costly to comply with and which carry substantial administrative, civil and criminal penalties and in some cases injunctive relief for failure to comply.

Some laws, rules and regulations relating to the protection of the environment may, in certain circumstances, impose “strict liability” for environmental contamination. These laws render a person or company liable for environmental and natural resource damages, cleanup costs and restoration costs. Other laws, rules and regulations may require the rate of gold production to be below the economically optimal rate or may even prohibit exploration or production activities in environmentally sensitive areas. In addition, provincial and state laws often require some form of remedial action, such as closure of inactive pits and restorative measures.

Employees
The Company currently has 6 employees, consisting of two geologists, two secretaries and two prospectors in addition to the individuals acting as officers as set forth hereinafter. None of such individuals is covered by a collective bargaining agreement. The Company has not experienced a strike or other adverse work stoppage due to organized labor.

Risk Factors

This Current Report contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, demand and acceptance of services, changes in governmental policies and regulations, economic conditions, the impact of competition and pricing, and other risks defined in this document and in statements filed from time to time with the SEC. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Risks Related to the Company

Conflict Of Interest; Fair Value
Kenneth Stead is the CEO and a member of the Company’s board of directors. In addition, Mr. Stead is the President, a member of the board of directors and a controlling shareholder of KATX. The price paid by the Company and the other terms of the Agreement providing for the acquisition of the Property was determined solely by Mr. Stead based upon his belief of the fair value of the Property. There was no fairness opinion issued, nor was there a special committee of independent directors formed to evaluate the fairness of the transaction, whether to or on behalf of the shareholders of either KATX or the Company. Because Mr. Stead is acting and negotiating on behalf of both entities, you must rely on his judgment of the value of the Property as well as on his belief of the fair value of the Handcamp Shares. As a result, there can be no assurance that the Acquisition was fair to either the Company or KATX and/or their respective shareholders.

The Company will require additional capital to pursue its business plan
The Company has no material revenues, income and/or assets (other than the Property) and has cumulative losses from its inception through June 30, 2010 of approximately $113,000,000. The Company has financed its operations since inception through private placements of its securities. Since its inception, the Company has raised approximately $43,000 through the sale of its shares. The Company will need to obtain additional financing to, among other things, fund any future exploration, mining and drilling projects it attempts to undertake and for general working capital purposes. Any additional equity financing may be dilutive to stockholders and any such additional equity securities may have rights, preferences or privileges that are senior to those of the Common Stock. Debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on the Company’s operating flexibility. There can be no assurance that additional funds will be available when and if needed from any source or, if available, will be available on terms that are acceptable to the Company. Further, the Company may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. The Company’s ability to obtain needed financing may be impaired by such factors as the capital markets, the capital structure of the Company, the development stage of the Company, the lack of a market for the Common Stock, and the Company’s lack of profitability, which could impact the availability or cost of future financings. If capital the Company is unable to raise capital or sufficient capital to meet its needs, the Company may be required to cease operations.

The Company’s future success depends on retaining Mr. Stead, its Chief Executive Officer
The Company’s future success depends on its management, particularly that of its Chief Executive Officer, Kenneth Stead. The loss of Mr. Stead would prevent the Company from operating. The Company does not have key-person insurance on Mr. Stead.

Some of the Company’s officers and directors reside outside of the United States which could make it difficult to enforce potential civil liabilities and judgments.
Kenneth Stead, the Company’s President and Chief Executive Officer, is a resident of Canada, and all of the Company’s assets are located outside the United States. As a result, it may be impossible for investors to effect service of process within the United States upon such persons or enforce in the United States against such persons judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of United States federal securities laws or state securities laws.

You may not be able to enforce your claims in Newfoundland.
While the Company itself is a Nevada corporation, virtually all its assets are located in Newfoundland. There can be no assurance that a Canada court would not deem the enforcement of foreign judgments requiring the Company to make payments outside of Canada to be contrary to Canadian policy and/or be enforceable.

Risks Related to the Business

The mining industry is highly competitive.
The Company believes, assuming it is able to enter into mining operations, that it will be subjected to competition from other mining companies engaged in the business of gold exploration. Some of the world’s most recognized gold producers operate in North America, which is the location in which the Company operates. All these companies possess vastly greater financial, marketing and other resources than the Company does. Moreover, as and if gold exploration becomes more lucrative, other entities may elect to engage in such business, which entities would also then compete with the Company. The gold mining and exploration business is characterized by intense competition.

An integral part of the Company’s proposed business plan involves acquisitions but it does not currently have the resources to complete them.
The Company has no current acquisition agreements and/or understandings to effect any such acquisition, nor does it have the resources to complete such additional acquisitions. However, the Company’s proposed business plan contemplates the Company making acquisitions in the future. These acquisitions may include the acquisition of other gold properties believed by management to be potentially significant, which acquisitions may be necessary in order for the Company to reach its goal of becoming a gold producer.

The Company’s success will depend upon its ability to successfully and timely explore and mine gold.
The gold business is subject to substantial risks, including, but not limited to, the ability to identify and locate and then mine the gold. Further, if the Company is successful in locating and identifying the gold, its ability to mine the gold is subject to a number of known and unknown additional risks, including, but not limited to, available labor, compliance with local laws and the ability to obtain financing on favorable terms. These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent the start and/or the completion of exploration and mining activities once undertaken, any one of which could have a material adverse effect on the Company’s financial condition and results of operations.

The exploration and mining business is subject to a number of risks outside of the Company’s control.
The exploration and mining industry is highly cyclical by nature and dependent on the price of gold and future market conditions are uncertain. Factors beyond the Company’s control can affect its proposed business. Factors that could adversely affect the price of gold, most of which will be beyond the Company’s control, include but are not limited to:

•	unfavorable interest rates and increases in inflation;
•	changes in national, regional and local economic conditions;
•	cost overruns, inclement weather, and labor and material shortages;
•	the impact of present or future legislation, zoning laws and other regulations;
•	availability, delays and costs associated with obtaining permits, approvals or licenses necessary to develop the Property;
•	increases in taxes or fees;
•	local law; and
•	available labor and negotiations with unions.

The Company is subject to governmental regulations that may limit the Company’s operations, increase its expenses or subject it to liability.
According to the Company’s Canadian legal counsel, the Company is subject to Canadian laws, ordinances and regulations regarding, among other things:

•	environmental matters, including the presence of hazardous or toxic substances;
•	land preservation;
•	health and safety; and
•	zoning, land use and other entitlements.

In developing any project, the Company may be required to obtain the approval of numerous Canadian governmental authorities (and others) regulating matters such as:

•	installation of utility services such as gas, electric, water and waste disposal;
•	permitted land uses, and
•	the design, methods and materials used. In the exploration and mining for gold.

The Company may not now or in the future be in compliance with all regulatory requirements. If the Company is not in compliance with regulatory requirements, it will be subject to penalties or forced to incur significant expenses to cure any noncompliance. In addition, some of the land that the Company could in the future acquire if it will at such time have the requisite resources and ability, may not have received planning approvals or entitlements necessary for planned or future development. Failure to obtain entitlements necessary for development on a timely basis or to the extent desired would adversely affect the Company’s business.

Increased insurance risk could negatively affect the Company’s business.
Insurance and surety companies may take actions that could negatively affect the Company’s proposed business, including increasing insurance premiums, requiring higher self-insured retentions and deductibles, requiring additional collateral or covenants on surety bonds, reducing limits, restricting coverage, imposing exclusions, and refusing to underwrite certain risks and classes of business. Any of these would adversely affect the Company’s ability in the future to obtain appropriate insurance coverage at reasonable costs which would have a material adverse effect on the Company’s business.

Risks Related to the Common Stock

The Company is authorized to issue up to 500,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, the issuance of which could, among other things, reduce the proportionate ownership interests of current stockholders. In addition, the Company has agreed to issue additional shares of Common Stock under the Agreement.
The Board of Directors has the ability, without seeking stockholder approval, to issue additional shares of Common Stock and/or preferred stock in the future for such consideration as the Board of Directors may consider sufficient. The issuance of additional shares of Common Stock and/or preferred stock in the future will reduce the proportionate ownership and voting power of the shares of Common Stock held by existing stockholders. Pursuant to the Agreement, the Company has issued the 161 million Handcamp Shares of Common Stock to KATX, the seller of the Property. This issuance will significantly dilute the ownership interest of shares of Common Stock held by present stockholders.

Further, the Board of Directors is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of shares of Common Stock. In the event of such issuance, the shares of preferred stock could be used as a method of discouraging, delaying or preventing a change in control of the Company, which could thereby prevent stockholders from receiving the maximum value for their shares.

There is no active trading market for the shares of Common Stock.
There is no active trading market for the shares of Common Stock or any of the Company’s other securities on any trading medium. Although the shares of Common Stock are eligible for quotation on the Over-the-Counter Bulletin Board (the “OTC BB”) under the symbol “BVIG,” to date there has been extremely limited and sporadic trading of the shares of Common Stock and there can be no assurance as to when or if the shares of Common Stock will become actively traded. If an active trading market does not develop or continue, you will have limited or no liquidity and may be forced to hold any shares of Common Stock that you own for an indefinite period of time.

Further, the OTC BB is an inter-dealer, over-the-counter market that provides significantly less liquidity than national securities exchanges. Quotes for shares included on the OTC BB are generally difficult to obtain and holders of securities quoted thereon may be unable to resell their securities at or near their original acquisition price or at any price. Market prices for the shares of Common Stock would even if quoted on the OTC BB be influenced by a number of factors, including:

•	the issuance of new equity securities pursuant to future offerings;
•	changes in interest rates;
•	competitive developments, including announcements by the Company’s competitors;
•	new services or significant acquisitions;
•	strategic partnerships, joint ventures or capital commitments;
•	variations in quarterly operating results;
•	change in financial estimates by securities analysts;
•	the depth and liquidity of the market for the shares of Common Stock; and
•	general economic and other national and international conditions.

The concentration of ownership of the shares of Common Stock with insiders and their affiliates is likely to limit the ability of other stockholders to influence corporate matters.
Approximately 99% of the outstanding shares of Common Stock are under the control of Mr. Stead. As a result, he will have the sole ability to exercise control over all matters requiring approval by the Company’s stockholders, including, but not limited to, the election of directors and approval of significant corporate transactions, such as the acquisition of Handcamp. This concentration of ownership will also have the effect of delaying or preventing a change in control of the Company that might be viewed as beneficial by other stockholders or discouraging a potential acquirer from making an offer to stockholders to purchase their shares of Common Stock in order to gain control of the Company.

Lack of Reliance upon Rule 144

The availability of Rule 144 will vary depending on whether restricted shares are held by an affiliate or a non-affiliate. In general, under Rule 144 as in effect on the date of this Current Report on Form 8-K, a person who has beneficially owned restricted shares of Common Stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of the Company’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of Common Stock for at least six months but who are affiliates of the Company at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such persons would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

          •          1% of the number of shares of Common Stock then outstanding; and

          •          if the shares of Common Stock are then traded on a national securities exchange, the average weekly trading volume of shares of Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

However, because the Company was until the date of this Current Report on Form 8-K a “shell company” as defined under Rule 405 of the Securities Act, holders of the Company’s restricted securities may not rely on Rule 144 to sell their securities until one year from the date hereof. In addition, any sales by affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and the availability of current public information about us.

If holders of shares of Common Stock may in the future rely on Rule 144, many of the shares of Common Stock will in the future be available for resale. Any sales of these shares, if in significant amounts, are likely to depress their market price.

There are presently very few freely tradable shares of Common Stock. The shares of Common Stock issued and outstanding that are not freely tradable are “restricted securities” as defined under Rule 144 of the Securities Act, the vast majority of which are owned by the Company’s officers, directors and other “affiliates.” These persons may only sell their shares, absent registration, in accordance with the provisions of Rule 144 (if at all). Restricted securities may only be publicly sold pursuant to a registration statement under the Securities Act, or pursuant to Rule 144 or some other exemption that may be available from the registration requirements of the Securities Act. Rule 144 entitles each person holding restricted securities for a period of either six months or one year, depending on whether or not the person is an “affiliate” of the Company, to sell an amount of shares which in certain cases does not exceed the greater of 1% of the shares of Common Stock outstanding every three months in ordinary brokerage transactions or, assuming the shares of Common Stock are then traded on a national securities exchange, the average weekly trading volume during the four calendar weeks prior to said sale. Any substantial sales pursuant to Rule 144, including the potential sale of the Company’s affiliates’ shares of Common Stock, may have an adverse effect on the market price of the shares of Common Stock, and may hinder the Company’s ability to arrange subsequent equity or debt financing or affect the terms and time of such financing.

Recent SEC interpretations of rules relating to registration of securities acquired in private placements could adversely affect the Company’s ability to raise capital.

Management of the Company believes that the staff of the SEC has relatively recently taken the position with respect to recently filed shelf registration statements covering selling stockholder stock that if a significant percentage of the issuer’s outstanding restricted securities are being registered, the selling stockholders are deemed to be underwriters who must sell into the market at a fixed price. In addition, for selling stockholder shelf offerings related to stock underlying convertible securities, management of the Company believes that some of the staff has indicated in comment letters that the registration statements cannot be filed until the convertible security has been converted. The SEC has not, to the Company’s knowledge, issued any specific guidance or interpretation on this issue, which may also restrict an issuer’s ability to register shares issued to a “promoter.” However, these positions regarding selling stockholder registration statements could severely restrict the Company ability to raise capital through private offerings, whether management’s belief is correct or not since there is a perception in the investment community that the fears may be well founded. Potential financing sources, such as funds and wealthy private investors, may re-think their investment strategies and not want to invest in small public companies where they are restricted in this manner from liquidating their investments through registration and resale of their securities. As a result, the Company’s cost of capital may increase or the Company may not be able to access private investments at all.

If the shares of Common Stock are traded and/or quoted, the Company expects that the shares will be subject to the “penny stock” rules for the foreseeable future.

The Company expects that the shares of Common Stock, if traded and/or quoted, will be subject to the SEC’s “penny stock” rules. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for the shares. As long as the shares of Common Stock are subject to the penny stock rules, the holders of such shares may find it more difficult to sell their securities.

Because the Company does not intend to pay any dividends, holders of the shares of Common Stock must rely on stock appreciation for any return on their investment. The Company has not paid any dividends on the shares of Common Stock and does not intend to declare and pay any dividends on the shares of Common Stock. Earnings, if any, are expected to be retained to finance and expand the Company’s business.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the Record Date, certain information regarding the beneficial ownership of the Shares by: (i) each person who, to the Company’s knowledge, beneficially owns 5% or more of the Shares and (ii) each of the Company’s directors and “named executive officers.” As of the Record Date, there were 163,644,500 Shares issued and outstanding.

Name and address of Beneficial Owner	Number of Shares	Percent of Shares (1)

Directors and Named Executive Officers (2):

Kenneth Stead	163,264,000	99%

W. Les Thistle	0	—

Timothy Stead	0	—

J. Wayne Pickett	0	—

John D. Zwicker	0	—

Kenneth Gair	0	—

5% or Greater Beneficial Owners

Kenneth Stead (3)	163,264,000	99%
Kat Exploration, Inc.
1149 Topsail Rd.
Mount Pearl, Newfoundland, A1N 5G2	161,000,000	98%

(1)           Beneficial ownership is calculated based on the 163,644,500 Shares issued and outstanding as of the Record Date hereof, together with securities exercisable or convertible into Shares within sixty (60) days of the Record Date hereof for each stockholder. The Shares issuable pursuant to those convertible securities, options or warrants are deemed outstanding for computing the percentage ownership of the person holding such convertible securities, options or warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(2)          The address for each of the officers and directors is c/o the Company, 1149 Topsail Rd., Mount Pearl, Newfoundland, A1N 5G2, Canada.

(3)          Mr. Stead is the control person of Kat Exploration, Inc. and may as such be deemed to “beneficially own” the shares of Common Stock owned by Kat Exploration, Inc. Mr. Stead, however, disclaims beneficial ownership of all such Shares.

Management’s Discussion and Analysis of Financial Condition and Plan of Operations

Forward-looking Statements under the Private Securities Litigation Reform Act of 1995

This Current Report contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, demand and acceptance of services, changes in governmental policies and regulations, economic conditions, the impact of competition and pricing, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission (the “SEC”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Overview

The Company was incorporated in the State of Nevada on June 6, 2007. Following the Acquisition, the Company changed its business model to that of a mineral acquisition, exploration and development company focused primarily on gold properties. On August 26, 2010 the Company’s name was changed to Kat Gold Holdings Corp. As of this Current Report on Form 8-K, the Company has not generated any revenues but has incurred expenses related to the drilling and exploration of the Handcamp gold property.

The Company has no material income and/or assets (other than the Property discussed below) and has cumulative losses from its inception through June 30, 2010 of approximately $113,000,000. The Company is a natural resources exploration stage company, formed for the purpose of exploring and discovering mineral properties. The Company is currently focused on the mining and resources sector and intends to attempt, subject to, among other factors, its ability to obtain substantial financing, to continue to increase its holdings of gold and other precious metals. The principal objective of the Company is to attempt to locate, mine for and sell mineral properties. It is the Company’s objective to attempt to take advantage of the increased value of precious metals and to generate joint venture clients, and in so doing to become an efficient and profitable, precious metals exploration and mining company. In pursuing this goal, management of the Company currently intends to concentrate any funds it is able in the future to obtain, if any, to explore areas that management believes will have mineral resources. Management’s current plan, subject to other items such as obtaining sufficient capital for the operation of the Property, is to attempt to move forward to the next stage of in-depth exploration, which consists of ground geophysics, trenching and drilling. This phase, management believes, will determine the extent of the deposit along with its value.

Plan of Operations

The Company strategy is to stake, explore and develop new properties in geologically promising areas and to continue making acquisitions of select properties that have been identified as economically attractive, technically and geologically sound and have significant upside potential.

The Company intends to build its business through the exploration and development of the existing Handcamp gold property; the acquisition, exploration, staking and development of future gold properties and the acquisition of producing gold properties. The Company’s strategy is to diversify its revenue sources by combining the secure and reliable revenue source of producing gold properties with the potential of gold exploration projects. The Company plans to explore and stake new gold properties, acquire development stage gold exploration properties, carry out exploration programs on the acquired properties, and develop any viable gold producing properties it discovers, acquires and is able to pursue, assuming that it is able to raise the requisite financing for such activities. While its head office and the Handcamp gold property are both located in the Province of Newfoundland and Labrador, the Company has not limited itself graphically with respect to future properties. The Company is committed to examining all promising and viable properties that come to its attention with a particular interest in North American properties.

The Company operates with virtually no capital. Since the acquisition of the Handcamp property, the Company has funded an exploration program using investment capital from KATX, its majority shareholder. The Company has recently been awarded a provincial government grant by the Province of Newfoundland and Labrador to, in part, fund the Company’s exploration of the existing Handcamp gold property. The Company is currently attempting to raise sufficient funds to purchase new gold properties and fund further exploration. There can be no assurance that the Company will be able to purchase any gold properties in addition to the Handcamp property.

Unproven Properties

On June 4, 2010, the Company acquired a 100% interest in the Handcamp gold property from KATX. The Company has commenced exploratory drilling operations on the Handcamp property and sent core samples obtained for analysis. Further drilling is ongoing. The Company is currently awaiting the results of these core samples.

Cash Requirements

The Company estimates that it will require an additional $1 million to fund exploration work and an additional $1.5 million for the acquisition of existing gold properties. The Company has no long term debt and has been able to meet its past financial obligations, including operational expenses, exploration expenses and acquisition costs, on a current basis.

Based upon the Company’s present cash position, it will need to raise additional capital prior to December 31, 2010 in order to fund further exploration and acquisitions. The Company is in discussions with prospective investors to provide additional funding in exchange for equity. In order to finance further exploration and acquisitions, we will need to raise a minimum of $2.5 million. However, there can be no assurance that the requisite financing will be raised in the necessary time frame or on terms acceptable to the Company, if at all. Should the Company be unable to raise sufficient funds, it may be required to curtail its operating plans if not cease them entirely. There can be no assurance that the Company will be able to operate profitably on a consistent basis, or at all, in the future.

Liquidity and Capital Resources
The Company had no cash balances as of this Current Report on Form 8-K. The Company’s principal source of funds has been cash supplied from KATX, the Company’s majority shareholder.

Cash flow from operations.
To date, the Company been able to meet its operational cash flow needs on a current basis.

Cash flows from shareholders.
Net cash provided by KATX, the majority shareholder, aggregated $253,904 as of June 30, 2010.

Variables and Trends

Other than the current exploration of the Handcamp gold property, the Company has no operating history with respect to its exploration, acquisition and development of gold properties. However, KATX and certain of the officers and directors of the Company, including Ken Stead, Timothy Stead and Wayne Pickett, have significant mining exploration, acquisition and development experience.

In the event that the Company is able to obtain the necessary financing to move forward with its business plan, the Company expects that its expenses will increase significantly as it attempts to grow its business. Accordingly, the above estimates for the financing required may not be accurate and must be considered in light these circumstances.

Commitments

As of this Current Report on Form 8-K, the Company’s only material capital commitment was the continued funding of the exploration of the Handcamp gold property. It is anticipated that any further capital commitments that may be incurred will be financed principally through shareholder loans and the issuance of securities of the Company. However, there can be no assurance that additional capital resources and financings will be available to the Company on a timely basis, on acceptable terms, or at all.

Off Balance Sheet Arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Certain Relationships and Related Transactions

Acquisition of Control of the Company

On April 28, 2010, Kenneth Stead, an individual (the “Purchaser”) acquired 2,043,333 shares of Common Stock, from Ronald A. Davis and Ronald G. Brigham for an aggregate purchase price of $275,272. Simultaneously the Purchaser purchased an additional 220,667 shares of Common Stock from eleven other shareholders of the Company. Consequently, the Purchaser paid an aggregate purchase price of $305,000 for the 2,264,000 shares of Common Stock, which constituted approximately 85.6% of all the shares of Common Stock then issued and outstanding. The foregoing share acquisition resulted in a change in control of the Company. All such purchases were made at arm’s length.

Acquisition of Handcamp

On June 4, 2010, pursuant to a purchase agreement (the “Agreement”) dated as of May 28, 2010 by and between the Company and Kat Exploration Inc., a company organized under the laws of Nevada (the “KATX”), the Company acquired 100% the Property from KATX in exchange for the 161,000,000 Handcamp Shares. As a result of this issuance of the Handcamp Shares, KATX presently owns approximately 98% of the shares of Common Stock of the Company and Kenneth Stead, a controlling stockholder of KATX, beneficially owns approximately 99% of the shares of Common Stock of the Company.

Shareholder Loans

The Company had no cash balances as of this Current Report on Form 8-K. The Company’s principal source of funds has been cash supplied from KATX, the Company’s majority shareholder. Net cash provided by KATX, the majority shareholder, aggregated $253,904 as of June 30, 2010.

Market Price and Dividends on Common Equity and Related Stockholder Matters

Market Information

The Common Stock is quoted on the Over-the-Counter Bulletin Board (“OTC BB”) under the ticker symbol BVIG. The shares of Common Stock do not trade other than on an extremely limited and sporadic basis. The following table sets forth for the periods indicated the range of high and low bid quotations per share as reported by the OTC Bulletin Board since the first period for which figures are available. These quotations represent inter-dealer prices, without retail markups, markdowns or commissions and may not necessarily represent actual transactions.

Year 2009	High	Low

First Quarter	$0.30	$0.25
Second Quarter	$0.30	$0.20
Third Quarter	—	—
Fourth Quarter	$0.30	$0.02

Year 2010	High	Low

First Quarter	$0.39	$0.19
Second Quarter	$0.71	$0.10
Third Quarter through September 14, 2010	$0.85	$0.15

On September 13, 2010, the closing price of the Common Stock as reported by the Nasdaq Stock Market was $0.40 per share.

Stockholders
As of the date of this Current Report on Form 8-K, there were approximately 40 holders of record of shares of Common Stock.

Dividend Policy

Historically, the Company has not paid any dividends to the holders of its Common Stock and does not expect to pay any such dividends in the foreseeable future as the Company expects to retain any future earnings for use in the operation and expansion of its proposed business.

Equity Compensation Plans
The Company may implement a stock option plan for its executives in the next twelve months but currently has no present intention of doing so.

Recent Sales of Unregistered Securities

The information included under “Item 3.02 Unregistered Sales of Securities” is hereby incorporated herein by reference.

Description of Securities

The authorized capital stock of the Company consists of 505,000,000 shares of capital stock, consisting of 500,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

Holders of shares of Common Stock are entitled to one vote for each such share on all matters submitted to a stockholder vote. Holders of shares of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of shares of Common Stock representing a majority of the voting power of the Company’s capital stock issued and outstanding and entitled to vote are necessary to constitute a quorum at any meeting of the Company’s stockholders. A vote by the holders of a majority of the outstanding shares of Common Stock is required to effectuate certain fundamental corporate changes, such as liquidation, merger or an amendment to the Articles.

Holders of shares of Common Stock are entitled to share in all dividends that the Board, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share of Common Stock entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the shares of Common Stock. Holders of the shares of Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the shares of Common Stock.

Indemnification of Directors and Officers

The Company’s charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the Company shall have any liability to the Company or its stockholders for monetary damages. The Nevada Revised Statutes provide that a corporation’s charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company’s charter and bylaws provide that the Company shall indemnify its currently acting and its former directors and officers to the fullest extent permitted by the Nevada Revised Statutes, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

The charter and bylaws provide that the Company will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Company. However, nothing in the Company’s charter or bylaws protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of negligence or misconduct of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 8.01	OTHER EVENTS

Name and Ticker Symbol
As described in the Current Report on Form 8-K filed on August 2, 2010, the Company filed an amendment (the “Amendment”) to its Articles of Incorporation with the Secretary of State of the State of Nevada effectuating an increase in the Company’s authorized number of shares of Common Stock to 500,000,000 and to change its name to Kat Gold Holdings Corp. The name change became effective on the Over-the-Counter Bulletin Board upon the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”), which was received on August 26, 2010.

Adoption of Code of Ethics
On September 10, 2010, the Company adopted a Code of Ethics and Business Conduct, which code is attached as Exhibit 14 to this Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)          Financial statements of businesses acquired. In accordance with Item 9.01(a), the audited financial statements of the Company for the fiscal year ended December 31, 2009, are filed with this Current Report on Form 8-K.

(b)          Pro forma financial information. In accordance with Item 9.01(b), the pro forma financial statements are furnished with this Current Report on Form 8-K.

(d)          Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K. The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2009 and its Quarterly Report for its fiscal quarter ended June 30, 2010 is incorporated herein by reference.

Exhibit No.	Description

14	Code of Ethics

99.1	Audited Financial Statements for the Fiscal Year Ended December 31, 2009

99.2	Pro Forma Financial Statements

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 15, 2010

KAT GOLD HOLDINGS CORP.

By:	/s/ Kenneth Stead

Name:	Kenneth Stead
Title:	President